EXHIBIT 99

$TDCH, $AAPL, 30DC COMMENCES NEW PRODUCT LAUNCH - INTRODUCES THE DIGITAL PUBLISHING BLUEPRINT BUSINESS SYSTEM

New York, NY, August 21, 2013, 30DC, Inc. (OTC: TDCH), a provider of web-based tools for the monetization of digital content, today announced the launch of the DIGITAL PUBLISHING BLUEPRINT, a complete system consisting of everything needed to develop a business selling content on mobile environments like Apple's Newsstand. With Digital Publishing Blueprint, any Internet publisher of user-generated content can create a digital publication within a business or market niche that they are passionate about.

The centerpiece of the program is a new, in-depth, six-week, seven-module training program on how to create, develop and market a digital magazine and other types of digital publications from scratch, and includes the use of the MagCast platform to create an app and effectively build market leadership in a particular niche.

Digital Publishing Blueprint was developed from 30DC's MagCast pilot program, introduced in the last year, whereby nearly 400 of its licensees, many without prior magazine publishing experience, technical skills, and limited lists, launched digital publishing businesses from scratch on Apple Newsstand, generating approximately 1,250,000 readers.

Members of DIGITAL PUBLISHING BLUEPRINT will learn the strategies and tactics for creating, publishing and marketing magazines both on and outside of Apple Newsstand via seven modules:

Module #1: Digital Opportunities

Module #2: Content Creation Mastery

Module #3: Creating Your Magazine App

Module #4: Creating Your First Magazine Issue

Module #5: Publishing & Submitting Your App to Apple

Module #6: Marketing Secrets & Strategies

Module #7: Go Big - Strategic methods to Leverage your MagCast

ADDITIONAL PROGRAM FEATURES INCLUDE:

-    Designing custom templates to use for producing and publishing a magazine

-    Sample  magazine   creation  methods  -List  building  and  other  back-end
     strategies

- Access to a community of digital entrepreneurs for not only idea exchange but also direct marketing opportunities

-    Digital products development

-    Guidance in creating high-end income generation opportunities

- Development of marketing campaigns and the potential to develop synergistic business relationships

30DC management believes that the DIGITAL PUBLISHING BLUEPRINT will have wide appeal to Internet publishers of user-generated content. In addition, management believes that customers using the system have the potential to reach 600 million iOS users accustomed to making purchases with a single click. Further that the advanced marketing features of the system: like push notification, and simplified building and managing of subscriber lists, among other tools allowing publishers an easy way to create additional digital products. With the success of the MagCast publishing tool and the release of Digital Publishing Blueprint Business System specifically developed for the Internet market accomplished, 30DC management is preparing to launch Kindle and Google versions along with a MagCast corporate product.
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About 30DC, Inc

30DC provides  web-based  tools for the  monetization  of digital  content.  For
addition   information  on  30DC,   please  download  a  corporate  fact  sheet:
http://30dcinc.com/investors/news

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional: Greg Laborde. 30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com
Source: 30DC, Inc.